UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549




FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



December 6, 2002 Date of Report (Date of earliest event reported)



AMERICAN ENTERPRISE CORPORATION (Exact name of registrant as specified in its chapter)


Florida                     0-24696                59-3248917 (State of other
jurisdiction     Commission File          IRS Employer of incorporation
Number            Identification No.





601 S. Freemont Avenue, Tampa, Florida        33606 (Address of principal
executive offices)    (Zip Code)


(813)-258-1065 Registrant's telephone number, including area code

AMERICAN ENTERPRISE.COM, CORP. (Former name or former address, if changed since last report)






Item 2. Acquisition or Disposition of Assets

Effective December 6, 2002, the Company executed an Acquisition Agreement with HealthCentrics, Inc., a privately-held Florida corporation. Under the terms of the Acquisition Agreement, the Company exchanged 17,732,965 restricted common shares for 100% of the issued and outstanding shares of HealthCentrics. Factors considered by the Board of Directors included: (i) the $23,000,000 (twenty-three million dollar) fair-market valuation provided by independent accountants; (ii) the value of HealthCentrics relating to the Company's strategic business plan which seeks to establish AMER as a platform onto which Application Service Provider (ASP) model healthcare related companies can be assembled, nurtured and developed; (iii) the financial proformas included in the HealthCentrics business plan relating to the first three years of operation; (iv) the commitments made by AMER in the course of securing a confirmed Plan of Reorganization which Plan was confirmed on November 20, 2002;
(v) the background and qualifications of the persons who are presently associated with HealthCentrics as well as senior executives who have agreed to join HealthCentrics immediately following the acquisition by AMER; (vi) the financial resources of the current Members of the Board which are able to provide for operating requirements for at least the next twelve months.

As a part of the Acquisition Agreement, a formerly related company, American Enterprise Solutions, Inc. (AESI) exchanged 6,657,499 unrestricted AMER common shares with certain HealthCentrics shareholders. Of the 6,657,499 unrestricted AMER common shares provided for the exchange, 2,817,083 shall remain unrestricted shares and 3,840,316 shall be restricted. Prior to the exchange, AMER had 2,250,000 common shares which are considered unrestricted. Giving effect to the acquisition of HealthCentrics, AMER will thereafter have 5,067,083 unrestricted shares. All persons receiving unrestricted shares by virtue of the HealthCentrics acquisition are not affiliated with the Company in any manner beyond that of being a minority shareholder. Each person receiving unrestricted shares acquired HealthCentrics common shares during the formative period of HealthCentrics and as a group consist of 19 accredited investors.

Other requirements of the Acquisition Agreement include dissolving the HealthCentrics Board of Directors.

Mr. John Stanton, AMER's Chairman of the Board, is the Company's majority shareholder either directly or through entities under his control. Mr. Stanton is also a significant shareholder of HealthCentrics. Mr. Stanton has provided the majority of the operating capital required by HealthCentrics since formation. Mr. Stanton has provided all the operating capital necessary to maintain AMER through the last two years. Mr. Stanton has paid the professionals fees associated with the Company's bankruptcy process and is the source of funding for the $50,000 creditor's fund which is a part of the Company's confirmed Plan of Reorganization.

See Item 7 relating to the unaudited and audited financial statements related to HealthCentrics.

Item 7. Financial Statements and Exhibits

Filed herewith as Exhibit 19.1 is the unaudited Balance Sheet and Statement of Income for the quarter ended September 30, 2002.

Filed herewith as Exhibit 19.2 is the Independent Auditor's Report and accompanying audited balance sheet of HealthCentrics, Inc. (a Development Stage Company) as of June 30, 2002 and the related statements of operations, cash flows and stockholders' equity for the period then ended.

Exhibits:

EX 2 - Acquisition Agreement executed by and among American Enterprise Corporation and HealthCentrics on December 6, 2002.

EX 19.1 - unaudited HealthCentrics Balance Sheet and Statement of Income for the quarter ended September 30, 2002

EX 19.2 - Independent Auditor's Report and accompanying audited balance sheet of HealthCentrics, Inc. (a Development Stage Company) as of June 30, 2002 and the related statements of operations, cash flows and stockholders' equity for the period then ended.

EX 23 - Consent of Auditor for the use of their report in this Form 8-K Filing.


Item 9. Regulation FD Disclosure

AMER has been involved in a bankruptcy proceeding for the past two years. We have accounted for the acquisition of HealthCentrics using the reverse-merger accounting method which essentially mandates that the financial statements of the acquired company reflect the financial position of the acquiring company. Accordingly and with the publication of the attached audited financial statements for the period from inception on February 22, 2002 through June 30, 2002 taken together with the unaudited balance sheet and statement of income for the quarter ended September 30, 2002 relating to HealthCentrics and filed herewith, provide our shareholders with an accurate portrayal of AMER's current financial position.

From an operating perspective, AMER has been essentially dormant for the past two years and has conducted no activities except those matters required to complete the bankruptcy process. As a result, certain of the Company's shareholders have no knowledge of the Company's overall business objective or the means AMER proposes to achieve those objectives.

The following discussion succinctly highlights our new-found mission as well as our proposed means of executing our objectives. To date, the only milestone achieved toward fulfillment of the following model is the acquisition of HealthCentrics. While we anticipate acting upon our business model through acquisition of additional ASP delivery systems, there are a multitude of risks inherent in such an endeavor, many of which are out of our control and many of which could cause our efforts to prove unsuccessful.

In such an event, investors could lose their investment entirely. The Company is unable at this time to predict when, if ever, successful operations can be achieved or, if achieved, can be profitably maintained.

Our Mission

To consolidate through acquisition, merger and joint-venture, Application Service Provider (ASP) delivered software and services. Initially, we intend to consolidate ASPs relating to the healthcare industry. Once acquired, we intend to organize the healthcare related ASP delivered software and services into five distinct categories and to act as the hub through which users exchange information, conduct transaction and communicate in real-time.

Each ASP acquired during this phase of our development would be categorized in one of five "Gateways." We use the term "Gateway" to mean the channel or portal
through which users access the AMER network.   HealthCentrics fits our model
within Gateway Two.  Our five Gateways consist of:

Gateway One is designed to be a fee-based portal for use by patients and consumers. Gateway One represents the centerpiece of the AMER utility by empowering patients and consumers through real-time interactivity. Consumer/patients will be able to conduct a variety of transactions, and communicate with healthcare providers, employers, government agencies payors and various healthcare organizations.

Gateway Two is designed to be a fee-based portal for use by providers. We have developed our business plan believing there are over 600,000 active physicians, more than 2 million nurses, 65,000 medical students, tens of thousands of researchers and over 1 million administrative healthcare professionals in the United States.

Gateway Three is designed to be a fee-based portal for use by employers. Gateway three is intended to streamline benefits administration processes with a goal of saving both time and money. In Gateway three, employers and their employees can use the AMER network to access human resources and benefits software systems, enter data, check real time information and conduct transactions.

Gateway Four is designed to address the needs of governmental agencies, a party that pays an estimated 40% of the healthcare dollar. Gateway Four will enable patients to enroll in local government-sponsored programs such as drug and alcohol, community wellness and women's health programs.

Gateway Five is designed to target third party organizations such as managed care, insurance and pharmaceutical companies. This essential Gateway Five becomes a point of entry to those third party organizations that provide a variety of services within the healthcare arena including communication, commerce, content, insurance, managed care, third-party administrators, claims processing and supplies.

If we are successful at establishing AMER as a hub for these five Gateways, our business is built on the premise that we would add value:

For the patient through:

_	Improved access and communications with physicians;
_	Improved access to health information
_	Convenience and ease of use

For the provider through:

_ 	Improved access and communication with patients, leading to increased patient satisfaction;
_  	Lower practice management costs and increased
operational efficiencies;
_  	Lower transaction costs with trading partners;
_       Wide access to payor information (e.g., eligibility, claims status, referrals,authorizations)

For the employer through:

_	Streamlined administrative processes
_	Lower benefits administration costs
_       Increased employee satisfaction;

For the Government through:

_	Increased participation in government healthcare programs;
_	Decreased healthcare costs

For third-parties through:

_	Lower claims transaction costs and increased operational efficiencies;
_       Improved communications capabilities with providers and consumers;
_	Access to information to support disease management programs which will reduce costs

The foregoing backdrop is that against which all of our ASP acquisitions will be measured.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


AMERICAN ENTERPRISE CORPORATION (Registrant)

Date  December 6, 2002


_____S/S CHARLES BROES___ Charles Broes Chief Executive Officer